Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-14194, 33-5814, 33-2092, 2-72936, 2-82780,
2-64255, 33-41598, 33-54293, 33-59051, 333-05225, 333-29135, 33-54400, 333-39684
and 333-98139) of Ionics, Incorporated of our report dated March 26, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP
Boston, Massachusetts
March 31, 2003